Exhibit 99.03

VOTING DIRECTION FORM

FOR VOTING AT THE

SPECIAL MEETING OF STOCKHOLDERS OF

VERITAS SOFTWARE CORPORATION

June 24 , 2005

As a holder of record of exchangeable shares (“Exchangeable Shares”) of TeleBackup Exchangeco Inc. (“TeleBackup”), a subsidiary of VERITAS Software Corporation (the “Company”), you have the right to exercise certain voting rights associated with your Exchangeable Shares in connection with the special meeting of stockholders of the Company to be held on June 24, 2005 (the “Special Meeting”). You may exercise these rights in one of three ways:

1.	You may instruct Computershare Trust Company of Canada to exercise the votes associated with your Exchangeable Shares in the manner that you direct by completing the bottom of this form in accordance with its instructions and delivering it to Computershare Trust Company of Canada at 710, 530-8th Avenue S.W., Calgary, Alberta T2P 3S8, Attention: Proxy Department, by no later than 4:30 p.m. (Calgary time) on June 22, 2005.

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2.	You or someone designated by you may attend and vote at the Special Meeting in person. If you wish to exercise this option, you must contact Mr. Dan Sander at Computershare Trust Company of Canada at (403) 267-6557 by no later than 4:30 p.m. (Calgary time) on June 22, 2005 and request that Computershare prepare and deliver a proxy to you or your designee. If you elect this option, you must, prior to commencement of the Special Meeting, present yourself to the Inspector of Elections for the meeting and provide that person with your proxy card as well as photo identification.

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3.	You may designate an agent or other representative of the Company to exercise the votes associated with your Exchangeable Shares at the Special Meeting in the manner in which they choose. If you wish to exercise this option, you must contact Mr. Dan Sander at Computershare Trust Company of Canada at (403) 267-6557 no later than 4:30 p.m. (Calgary time) June 22, 2005 and request that Computershare prepare and deliver a proxy to such agent or other representative.

If you do not elect any of the options noted above, the votes associated with your Exchangeable Shares will not be exercised at the Special Meeting.

If you want Computershare to exercise the votes associated with your Exchangeable Shares at the Special Meeting in the manner you so direct (option 1), please complete the following:

The undersigned hereby directs Computershare Trust Company of Canada to constitute and appoint Gary L. Bloom, Edwin J. Gillis and John F. Brigden, and each of them, each with full power of substitution and resubstitution, to represent the undersigned at the Special Meeting of stockholders of VERITAS Software Corporation to be held on June 24, 2005 and at any adjournments or postponements of the Special Meeting, and to exercise that portion of the voting rights attached to the share of special voting stock of VERITAS Software Corporation which are associated with the Exchangeable Shares issued by TeleBackup Exchangeco Inc. held of record by the undersigned on May 12, 2005. The Special Meeting will be held at 8:00 a.m. Pacific Time on June 24, 2005 at VERITAS Software Corporation’s offices located at 350 Ellis Street, Mountain View, California, 94043. The above named proxy holders are specifically directed to vote all voting rights attached to the share of special voting stock associated with the Exchangeable Shares held by the undersigned as follows:

THE BOARD OF DIRECTORS RECOMMENDS THAT
YOU VOTE FOR PROPOSALS 1 and 2

1.
TO ADOPT THE AGREEMENT AND PLAN OF
REORGANIZATION DATED DECEMBER 15, 2004 THAT WAS
ENTERED INTO BY AND AMONG SYMANTEC CORPORATION,
CARMEL ACQUISITION CORP, A WHOLLY OWNED SUBSIDIARY
OF SYMANTEC CORPORATION AND VERITAS SOFTWARE
CORPORATION, AS THE SAME MAY BE AMENDED
FROM TIME TO TIME
		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOUR OF PROPOSAL NO. 1	FOR ☐	AGAINST ☐	ABSTAIN ☐

THESE DIRECTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VERITAS SOFTWARE CORPORATION.

The undersigned hereby revokes any directions heretofore given.

Dated:                                         , 2005

Signature(s)

IMPORTANT: Please sign exactly as your name or names appear on the certificate representing your Exchangeable Shares and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign in the full corporate name by authorized officer, or if a partnership, sign in the full partnership name by authorized person. If Exchangeable Shares of record stand in the names of two or more persons, both or all of such persons must sign this direction form.

If you have any questions concerning this form or the voting rights associated with your Exchangeable Shares, please contact Mr. Dan Sander at Computershare Trust Company of Canada at (403) 267-6557.